UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                September 15, 2006                              0-25753
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Date of Report (Date of earliest event reported)        Commission File Number

                                POWER2SHIP, INC.
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             (Exact name of registrant as specified in its charter)


             Nevada                                             87-0449667
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 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                          Identification Number)



                 903 Clint Moore Road, Boca Raton, Florida 33487
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               (Address of Principal Executive Offices) (Zip Code)


                                 (561) 998-7557
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              (Registrant's telephone number, including area code)


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          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Entry into a Meterial Definitiive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Effective September 15, 2006, Richard Hersh resigned as Chief Executive Officer of the Company. Mr. Hersh entered into a separation and severance agreement with the Company pursuant to which he agreed to the cancellation of all his outstanding options, including options to purchase an aggregate of 6,182,642 shares of the Company's common stock exercisable at prices ranging from $0.25 to $0.38 per share and an option to purchase 10% of the common stock of the Company's subsidiary Commodity Express Transportation, Inc., to forgive a convertible promissory note and accrued interest, to forego all of his accrued salary, and to settle any other claims with, or obligations by, the Company, in consideration for $20,000 and a warrant to purchase 11,000,000 shares of common stock for $0.025 per share that expires in five years.

         Mr. Hersh will remain as Chairman of the board of directors and has been engaged as a consultant. Pursuant to the consulting agreement, Mr. Hersh will advise the Company's management and board of directors on various business matters including identifying and introducing the Company to prospective investors, lenders, strategic partners, acquisition and merger candidates and joint venture partners. The agreement has a term of five years and a monthly consulting fee of $10,000.

         Also, effective September 15, 2006, David S. Brooks was elected Chief Executive Officer of the Company. Mr. Brooks entered into an employment agreement with the Company having a term of two years with one-year renewals thereafter unless terminated by either party prior thereto. Mr. Brooks' annual base salary, which may be deferred until the Company has raised an aggregate of $3,000,000, will be $150,000 and he will receive an option to purchase 9,000,000 shares of common stock for $0.025 per share that expires in five years. Mr. Brooks purchased one share of the Company's Series D convertible preferred stock for $25,000 in a private transaction in August 2006.

         From 2001 through 2003, Mr. Brooks was Vice President, Business Development for MercuryMD, Inc., a provider of mobile information systems serving the healthcare market. He was Chief Operating Officer for iNTERFACEWARE, Inc., a provider of products and services designed to make exchanging electronic healthcare data easy for healthcare providers and software vendors, from 2003 through 2004. From 2004 to the present, Mr. Brooks founded and became President of bcc: Consulting, LLC, a strategic sales and marketing company. In 2006, he became Chief Operating Officer of PocketMD, LLC, the provider of the healthcare industry's only true mobile electronic health record system.

         Also, effective September 15, 2006, S. Kevin Yates was elected Chief Operating Officer of the Company. Mr. Yates entered into an employment agreement with the Company having a term of two years with one-year renewals thereafter unless terminated by either party prior thereto. Mr. Yates' annual base salary, which may be deferred until the Company has raised an aggregate of $3,000,000, will be $150,000 and he will receive an option to purchase 9,000,000 shares of common stock for $0.025 per share that expires in five years. During the past five years, Mr. Yates' experience has included sales management positions with the medical imaging business of Millenium Healthcare Solutions in 2001; A4 Health Systems, a provider of software and service solutions for physician practice and hospital settings in 2002; Per-Se Technologies, a provider of



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
connective healthcare solutions to physicians, hospitals, and pharmacies from 2002 to 2003; and from 2004 to 2006 with Cerner Corporation, a supplier of healthcare information technology solutions and Bridge Medical, a leader in the point-of-care software market that was acquired by Cerner in 2005. In 2006, Mr. Yates became President of PocketMD, LLC, the provider of the healthcare industry's only true mobile electronic health record contained on a credit card size compact disk.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements

    None

(b) Exhibits

    99.1 Press Release dated September 21, 2006.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 20, 2006                            POWER2SHIP, INC.



                                                     By: /s/ Richard Hersh
                                                         -----------------------
                                                         Richard Hersh
                                                         Chief Executive Officer


























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